UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 30, 2024

Accenture plc
(Exact name of Registrant as specified in its charter)

Ireland	001-34448	98-0627530
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
1 Grand Canal Square
Grand Canal Harbour
Dublin 2, Ireland
(Address of principal executive offices)
Registrant’s telephone number, including area code: (353) (1) 646-2000
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A ordinary shares, par value $0.0000225 per share	ACN	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events
Effective September 1, 2023, Accenture plc (“Accenture”) revised the reporting of its geographic markets for the movement of its Middle East and Africa market units from Growth Markets to Europe. Accenture’s Europe market is now referred to as its EMEA (Europe, Middle East and Africa) geographic market. Prior period amounts for fiscal 2023, 2022 and 2021 have been reclassified to conform with the new presentation of Accenture’s three reportable segments as North America, EMEA and Growth Markets.

Exhibit 99.1 sets forth, and incorporated herein by reference are, Items 1, 7 and 8 of Accenture’s Annual Report on Form 10-K for the fiscal year ended August 31, 2023. This Current Report does not reflect events occurring after the October 12, 2023 filing date of the Annual Report and does not modify or update the disclosures therein except to present the new reporting structure.

Item 9.01 Financial Statements and Exhibits
(d) Exhibits

Exhibit No.	Description
23.1	Consent of KPMG LLP
99.1
Updates to Annual Report on Form 10-K for the fiscal year ended August 31, 2023:
- Part I, Item 1. Business
- Part II, Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations
- Part II, Item 8. Financial Statements and Supplementary Data

104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL

Signatures
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: September 30, 2024	ACCENTURE PLC

	By:	/s/ Joel Unruch
	Name:	Joel Unruch
	Title:	General Counsel & Corporate Secretary